PROSPECTUS

Filed pursuant to Rule 424(b)(4)
File No. 333-267896

Up to 2,100,000 Units, Each Unit Consisting of One Common Share
or One Pre-Funded Warrant to Purchase One Common Share
and Two Warrants to Purchase One Common Share
(and common shares underlying such pre-funded warrants and warrants)

We are offering up to 2,100,000 units, with each unit consisting of one of our common shares, no par value per share, and two warrants to purchase one common share each at a public offering price of $1.00 per unit, on a best-efforts basis. All of the shares and warrants included in this offering are being sold by us.

We are also offering to certain purchasers whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of common shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares. Each pre-funded warrant will be exercisable for one common share. The purchase price of each pre-funded warrant and the accompanying warrants will be equal to the price at which a common share and warrants are sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per common share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the common shares issuable upon exercise of any pre-funded warrants sold in this offering. Each pre-funded warrant is being sold together with two warrants to purchase one of our common shares each. For each pre-funded warrant we sell, the number of common shares we are offering will be decreased on a one-for-one basis. Because we will issue two warrants for each common share and for each pre-funded warrant to purchase one common share sold in this offering, the number of warrants sold in this offering will not change as a result of a change in the mix of the common shares and pre-funded warrants sold.

The common shares, pre-funded warrants and the warrants comprising the units are immediately separable and will be issued separately in this offering. The warrants included in the units are exercisable immediately and have an exercise price equal to $1.10 per common share. The warrants will not be listed for trading and will expire five years from the date of issuance. The units will not be issued or certificated. Purchasers will receive only common shares, pre-funded warrants and warrants. The common shares and/or pre-funded warrants and warrants may be transferred separately, immediately upon issuance. The offering also includes the common shares issuable from time to time upon exercise of the warrants.

Our common shares are presently quoted on Nasdaq under the symbol “VS”. We do not intend to apply for any listing of the warrants or pre-funded warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the warrants or pre-funded warrants.

We have engaged Roth Capital Partners, LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no minimum number of securities or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. In addition, we have not specified a minimum number of securities or amount of proceeds and we have not established an escrow account in connection with this offering. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 49 of this prospectus for more information regarding these arrangements.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “foreign private issuer” under applicable Securities and Exchange Commission rules and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Unit(2)	Total
Public offering price	$1.00	$2,100,000
Placement agent fees(1)	$0.07	$147,000
Proceeds, before expenses, to us(3)	$0.93	$1,953,000

____________

(1)        We have agreed to pay Roth Capital Partners, LLC (the “Placement Agent”) a total cash fee equal to 7.0% of the gross proceeds raised in this offering. We have agreed to reimburse the Placement Agent for certain of its offering-related expenses. In addition, we have agreed to issue to the Placement Agent warrants to purchase up to a number of shares of our common stock equal to 3.5% of the aggregate number of securities being offered at an exercise price of $1.25. See “Plan of Distribution” for additional information and a description of the compensation payable to the Placement Agent.

(2)        The public offering price and Placement Agent fee in respect of the units corresponds to (i) a public offering price per common share and/or pre-funded warrant of $0.98, and (ii) a public offering price per each warrant of $0.01.

(3)        Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We anticipate that delivery of the securities against payment will be made on or about December 9, 2022 subject to the satisfaction of customary closing conditions.

____________________

Roth Capital Partners

The date of this prospectus is December 6, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated herein by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference into this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus is current only as of their respective dates or on the date or dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, the terms “our company,” “we,” “us” and “our” refer to Versus Systems Inc. and our subsidiaries.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus applicable to that jurisdiction.

All service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ®, © and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

We publish our consolidated financial statements in United States dollars as of February 1, 2021. We changed our functional currency from Canadian to United States dollars due to our initial public offering in January 2021. In this prospectus, unless otherwise specified, all references to “C$” and “CAD$” means Canadian dollars and all references to “$”and “dollars” mean United States dollars.

The share and per share information in this prospectus, other than the information incorporated herein by reference, including our financial statements and the notes thereto, reflects the one-for-15 reverse stock split of our outstanding common shares that became effective on November 9, 2022.

This prospectus includes our audited annual consolidated financial statements, or the “Financial Statements.” Our audited consolidated financial statements for the years ended December 31, 2021, 2020 and 2019 were prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, the independent, private-sector body that develops and approves IFRS, and Interpretations issued by the International Financial Reporting Interpretations Committee, or IFRIC. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference herein concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus, including the documents that we have incorporated by reference, in future filings with the SEC or in press releases or other written or oral communications, statements that are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our trends, liquidity and capital resources, among others, contain forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include, but are not limited to, statements about the following:

•        our prospects, including our future business, revenues, expenses, net income, earnings per share, gross margins, profitability, cash flows, cash position, liquidity, financial condition and results of operations, backlog of orders and revenue, our targeted growth rate, our goals for future revenues and earnings, and our expectations about realizing the revenues in our backlog and in our sales pipeline;

•        the potential impact of COVID-19 on our business and results of operations;

•        the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the current economic and market conditions and their effects on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

•        the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flows, capital expenditures, liquidity, financial condition and results of operations;

•        our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

•        our markets, including our market position and our market share;

•        our ability to successfully develop, operate, grow and diversify our operations and businesses;

•        our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

•        the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

•        the value of our assets and businesses, including the revenues, profits and cash flows they are capable of delivering in the future;

•        the effects on our business operations, financial results, and prospects of business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships;

•        industry trends and customer preferences and the demand for our products, services, technologies and systems; and

•        the nature and intensity of our competition, and our ability to successfully compete in our markets.

These statements are necessarily subjective, are based upon our current plans, intentions, objectives, goals, strategies, beliefs, projections and expectations, and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly-available information with respect to the factors upon which our business strategy is based, or the success of our business. Furthermore, industry forecasts are likely to be inaccurate, especially over long periods of time.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that may cause actual results, our performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, without limitation, those discussed under the caption “Risk Factors” in this prospectus as well as other risks and factors identified from time to time in our SEC filings.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. We urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read the section of this prospectus entitled “Risk Factors” for more information about important risks that you should consider before investing in our securities.

Our Mission

Our mission is to reinvent the way our customers interact with consumers through live events, games, apps and streaming content.

Our Company

We offer a proprietary business-to-business software platform called eXtreme Engagement Online (“XEO”) that allows live event producers, professional sports franchises, video game publishers and developers and professional sports franchises, as well as other interactive media content creators, the ability to offer in-game prizing and rewards based on the completion of in-content challenges alongside other user engagement tools. The prizes or rewards offered are specific to each player or viewer based on a variety of user- and content-based characteristics, including age, location, game played and challenge undertaken. Our platform facilitates several types of single player prize challenges that includes a wide range of prize types, including coupons, sweepstakes-style prizes, consumer packaged goods (“CPG”) and downloadable content (“DLC”).

With the acquisition of Xcite Interactive Inc. (“Xcite Interactive”) in June of 2021, we acquired a number of key pieces of technology and relationships that we believe will benefit our engagement and rewards business. First, we gained an industry-leading live events fan engagement business that partners with over 50 professional sports franchises across the National Football League (“NFL”), the National Basketball Association (“NBA”), the National Hockey League (“NHL”) and others to drive in-stadium audience engagement using interactive gaming functions like trivia, polling, and casual games that can be played alongside the live experience. Our three largest customers in 2022 year-to-date include the Edmonton Oilers, Arizona Coyotes, and the San Antonio Rodeo. We also acquired a growing software licensing business that takes the in-venue fan engagement tools and methods developed by Xcite and its team over decades and customizes those tools in a scalable way to allow teams and content partners of all sizes to engage with fans in-venue and at home in measurable, effective ways at a fraction of the cost of a large professional game operations staff.

We license our XEO software platform to teams, leagues, and other content creators to provide a recurring revenue stream that supplements our professional services and advertising revenues. In addition to providing improved consumer engagement with games and features like trivia and polling, the XEO platform provides improved analytics and flexibility for our content partners through the real-time action board. The action board provides content partners with actionable insights during the game, and it also gives operators tools to adjust the run of show, reacting in real time to events that are happening on the field or in-venue, giving a more urgent, contextual feel to the content and making fan’s interactivity feel more authentic and personal. This real-time engagement technology, coupled with improved analytics about player behavior, allows for both an improved audience experience and also improved advertising efficiency.

We are able to provide our customers an opportunity for improved fan engagement, not only reaching out to those fans who are in the stadium, but also to those watching at home on television or streaming the game on a computer or mobile device. With XEO, fans can follow the game, interact with other fans through a chat function, and compete for prizes and rewards offered by the team itself or by one of the team’s sponsors or branding partners. This engagement and rewards model can extend beyond professional sports to viewers of college sports, the Olympics, awards shows, reality TV, or even streaming content on platforms like YouTube, Twitter and Twitch. By driving second screen engagement, content providers, such as sports teams, are able to maintain the consumer’s attention during lengthy commercials, timeouts and breaks in play.

We believe our platform provides real benefits for three key target groups: content providers, brands and agencies, and fans/players. By providing interactivity and in-content rewards, content providers see more frequent sessions and longer session times from their users and viewers. Consumer brands offering sponsorships and in-content prizes or rewards within our interactive experiences see improved brand recall and brand affinity, as well as prolonged and increased interest from players and consumers who view their goods as a positive “win” within their viewing experience rather than as a distraction from the content they are watching as is typically the case with traditional in-content advertising. Players, viewers, and consumers who interact alongside their favorite content, especially players who play for real-world rewards, show an increased desire to interact with such content, which increases the value of the content as a supplier of prizing opportunities, of the brands that offer the prizes, and of the experience itself as an interactive and desirable challenge for players and viewers.

We monetize prizes and sponsorships in a number of ways including Cost Per Click (“CPC”), Cost Per Action (“CPA”), and sponsorship revenues that can be charged to the brand. In those cases, we either are paid to place images within our interactive elements, or as a function of an end user interacting with the brand (CPC), or as a function of the user accepting the reward or in some way transacting with the brand (CPA). We share a certain percentage of the gross receipts we receive from such brand customers with the content partners who are the owners of the media in which the prizes or rewards are offered. Our current agreements with the owners or marketers of consumer brands provide that we are paid a fee to place their ads in content, the amount of which is based either on the number of ads placed or upon the performance of those ads relative to the brand’s goals.

Our revenues have principally come from software licensing and professional services provided to professional sports franchises, as well as from fan engagement events like rodeos, boxing matches, concerts, and other live events including the Olympics, Women’s World Cup, the X Games, and other global sporting events.

Our technology facilitates advertising that is part of the entertainment itself — part of the narrative, not as a distraction. By creating an environment that makes brands part of a desired experience — winning prizes or rewards — we empower content providers and brands to engage consumers more effectively and for more extended periods of time.

Our Products and Services

We provide the following products and services to our partners and customers:

•        Professional Services: Integration, Customization, and Production.    Our patented platform can be integrated into games and interactive media through a number of Software Development Kits (SDKs), including SDKs for iOS, Android, Unity, C++ and others. We also work with partners such as HP to develop bespoke instances of our rewards platform, as we did with their OMEN Rewards system available inside OMEN Command Center in every HP OMEN and Pavilion gaming desktop and laptop. We also offer professional design, development and platform integration services to content partners who seek a more bespoke solution. A majority of our professional sports team partners use some degree of customization in the application of our engagement platform. We also offer live-event production services, helping support the implantation of our platforms, including the production of creative assets to create a more seamless fan experience for a team or venue.

•        XEO Platforms.    Our engagement technology platform is used to power fan engagement at live-event and other entertainment focused properties, including partnering with multiple professional sports franchises to drive in-stadium audience engagement. In addition to providing improved consumer engagement, our XEO platform provides increased transparency and flexibility through the real time action board. The action board reduces data to information in which the content provider can act on during the live event. In addition, it allows for audience segmentation and targeted advertising technology further improving advertising efficiency.

•        Click Play Win Product.    Click Play Win is an advertising tool that allows content creators, marketers, agencies, and other advertisers to increase customer acquisition and loyalty through a combination of games and rewards. Our customers use Click Play Win to create interactive advertisements that offer coupons and rewards. The product is compatible with a number of digital platforms and can be integrated into customers’ existing advertising campaigns. Click Play Win is designed to increase customer transactions and also increase the collection of zero-party data, which is first-party data that is consensually provided by consumers directly to advertisers. Consumers are incented to provide their data inside Click Play Win as they register to play games for prizes and rewards that may include coupons, real-world goods and services, sweepstakes entries, and digital goods including downloadable content for games, digital collectibles, and web3 products.

•        White-Label Rewards Platforms.    Our technology can be easily integrated into mobile apps to track any behavior that a content, publishing, or health and fitness program partner may want to incentivize. We can also white label and/or license technologies like our stand-alone mobile app to enable partners to create an entire rewards ecosystem where activities in one application earn rewards or discounts from another part of the same company. For example, we can assist a partner in creating a mobile app that would allow a consumer to earn movie tickets to a comic book movie for purchasing or reading the online comic, or a consumer to earn discounts on in-stadium concessions or on team apparel for playing a sports trivia game or for watching games live on his or her mobile device. We work with content partners to create entire in-house rewards programs for their users that promote cross-sales within a company, or new channels for the sale of licensed goods, or new opportunities for event or brand sponsors. Our systems and applications can be white labeled and sold as a rewards platform for those partners looking to increase engagement and stickiness with their customers.

•        Advertising services.    In connection with the placement or licensing of our engagement and rewards platforms, we market our services to brand partners to place their products, discounts or coupons into Versus-enabled content so that users, viewers and players can earn those rewards for their in-game or in-app behavior. When providing those services, we typically charge the brand only when a player attempts to win one of the brand’s proffered prizes. However, in certain cases may also charge on a CPC, CPE or a CPA model.

Corporate History and Structure

Versus Systems Inc., a corporation formed under the laws of British Columbia, was formed by way of an amalgamation under the name McAdam Resources, Inc. in the Province of Ontario on December 1, 1988 and subsequently extra-provincially registered in British Columbia on February 2, 1989. We changed our name to Boulder Mining Corporation on May 9, 1995 in Ontario and on September 25, 1996 in British Columbia. We continued into British Columbia on January 2, 2007 and concurrently changed our name to Opal Energy Corp. We changed our name to Versus Systems Inc. on June 30, 2016, and concurrently ceased or divested our mining related business and began operating our current software platform business.

In June 2021, we completed the acquisition of multimedia, production, and interactive gaming company Xcite Interactive, a provider of online audience engagement through its owned and operated XEO technology platform. We now provide products and services to multiple professional sports franchises across MLB, the NHL, the NBA and the NFL to drive in-stadium audience engagement as well as a software licensing business to drive audience engagement.

We operate through our majority-owned subsidiary, Versus LLC, a Nevada limited liability company that was organized on August 21, 2013, and through our wholly owned subsidiary, Xcite Interactive Inc, a Delaware company that was reorganized as such on April 1, 2019.

Our principal executive offices in Canada are located at 1558 Hastings Street, Vancouver, British Columbia V6G 3J4 Canada, and our telephone number at that address is (604) 639-4457. Our principal executive offices in the United States are located at 6701 Center Drive West, Suite 480, Los Angeles, CA 90045, and our telephone number at that address is (424) 226-8588. Our website address is www.versussystems.com. The information on or accessed through our website is not incorporated in this prospectus. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issues that file electronically with the SEC.

Over 2019, 2020, and 2021, we principally developed and operated a business-to-business software platform that allows video game publishers and developers, as well as other interactive media content creators, to offer in-game prizing and rewards based on the completion of in-content challenges. We spent approximately $6.5 million during those years to develop the system, and $20.5 million to operate the system and for general working capital needs. We are continuing to develop and operate this system and have similar- expenditures in progress similar in size to those in prior years. We operate principally in the United States of America where we develop and operate our software platform. We operate our corporate finance and treasury functions in Canada.

The following chart reflects our organizational structure (including the jurisdiction of formation or incorporation of the various entities):

Name of Subsidiary	Country of Incorporation	Proportion of Ownership Interest
Versus Systems (Holdco), Inc.	United States of America	81.9%
Versus Systems UK, Ltd	United Kingdom	81.9%
Versus, LLC	United States of America	81.9%
Xcite Interactive, Inc.	United States of America	100%

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for its securities and the prices of its securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We do not intend to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year in which it has a total annual gross revenue of at least $1.235 billion or is deemed to be a large accelerated filer, which means the market value of its common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which it has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, we are permitted to follow the corporate governance practices of our home country, Canada, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. We intend to continue to follow our home country’s corporate governance practices as long as we remain a foreign private issuer. As a result, our shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. As a foreign private issuer, we are also subject to reduced disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules.

Risks Associated with Our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our securities. In particular, risks associated with our business include, but are not limited to, the following:

•        We have a relatively limited operating history and limited revenues to date and thus are subject to risks of business development and you have no basis on which to evaluate our ability to achieve our business objective.

•        We are a holding company and depend upon our subsidiaries for our cash flows.

•        Future acquisitions or strategic investments could disrupt our business and harm our business, results of operations or financial condition.

•        We will require additional funding for our growth plans, and such funding may result in a dilution of your investment.

•        We may not have sufficient capital to fund our ongoing operations, effectively pursue our strategy or sustain our growth initiatives.

•        Changes in our relationships with our most significant customers, including the loss or reduction in business, could have an adverse impact on us.

•        Our operations are significantly dependent on changes in public and customer tastes and discretionary spending patterns. Our inability to successfully anticipate customer preferences or to gain popularity for games may negatively impact our profitability.

•        If we fail to keep up with industry trends or technological developments, our business, results of operations and financial condition may be materially and adversely affected.

•        If we cannot continue to develop, acquire, market and offer new products and services or enhancements to existing products and services that meet customer requirements, our operating results could suffer.

•        We make significant investments in new products and services that may not achieve expected returns.

•        If we fail to retain existing users or add new users, our results of operations and financial condition may be materially and adversely affected

•        Our insurance coverage may not adequately protect us against all future risks, which may adversely affect our business and prospects.

•        Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

•        Public health epidemics or outbreaks, such as COVID-19, could materially and adversely impact our business.

•        Our business may be harmed if our licensing partners, or other third parties with whom we do business, act in ways that put our brand at risk.

•        If we fail to keep our existing users highly engaged, to acquire new users, to successfully implement an award-prizes model for our user community, our business, profitability and prospects may be adversely affected.

•        Our failure to protect our intellectual property rights may undermine our competitive position.

•        Our business is highly dependent on the proper functioning and improvement of our information technology systems and infrastructure. Our business and operating results may be harmed by service disruptions, or by our failure to timely and effectively scale up and adjust our existing technology and infrastructure.

The Offering

The following summary contains basic terms about this offering and our securities and is not intended to be complete. It may not contain all information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 9.

Issuer	Versus Systems Inc.
Units offered by us:	Up to 2,100,000 units, each unit consisting of one common share and two warrants to purchase one common share, each at a public offering price of $1.00 per unit.
Pre-funded warrants offered by us:

We are also offering to certain purchasers whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants, in lieu of common shares that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common shares. Each pre-funded warrant will be exercisable for one common share. The purchase price of each pre-funded warrant and the accompanying warrants will equal the price at which the common shares and the accompanying warrants are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the common shares issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of common shares we are offering will be decreased on a one-for-one basis. Because we will issue two warrants for each common share and for each pre-funded warrant to purchase one common share sold in this offering, the number of warrants sold in this offering will not change as a result of a change in the mix of the common shares and pre-funded warrants sold. For additional information, see “Description of Securities”.

Warrants offered by us:

The warrants included within the units are exercisable immediately and have an exercise price equal to $1.10 per common share. The warrants will expire five years from the date of issuance. The common shares and the warrants comprising the units are immediately separable upon issuance and will be issued separately in this offering. This offering also relates to the common shares issuable upon exercise of any warrants sold in this offering. For additional information, see “Description of Securities”.

Public Offering Price:	$1.00 per unit.
Common shares outstanding before the offering:	2,072,254 common shares.
Common shares to be outstanding after the offering:

4,172,254 excluding 4,200,000 common shares issuable upon exercise of the warrants sold in this offering and assuming no exercise of the warrants issued to the placement agent (the “Placement Agent Warrants”).

Reasonable Best Efforts:

We have agreed to issue and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 49 of this prospectus.

Use of Proceeds:

We intend to use the net proceeds of this offering for working capital and general corporate purposes, including marketing and sale expenses, the costs and expenses of continuing development of our engagement and rewards platform and salaries and wages. See “Use of Proceeds.”

Placement Agent Warrants

The registration statement of which this prospectus is a part also registers for sale Placement Agent Warrants to purchase 220,500 common shares (equal to 3.5% of the total number of securities included in the units sold in this offering) to Roth Capital Partners, LLC (the “placement agent”), as placement agent in the offering, as a portion of the compensation payable to the placement agent in connection with this offering. The Placement Agent Warrants will be immediately exercisable at an exercise price of $1.25. The Placement Agent Warrants expire on the fifth anniversary of the commencement of sales of this offering. See “Plan of Distribution” on page 49.

Risk Factors:

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 9 before deciding to invest in our securities.

Trading Symbol:

Our common shares are listed on The Nasdaq Capital Market under the symbol “VS”. There is no established public trading market for the warrants or pre-funded warrants, and we do not expect such markets to develop. In addition, we do not intend to apply for a listing of the warrants or pre-funded warrants on any national securities exchange or any other trading system.

Lock-up:

We and our directors, officers and certain of our principal shareholders have agreed with the placement agent not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible into common shares for a period of, in the case of our company, 50 days, and in the case of our executive officers and directors, and certain holders of more than 10% of our voting securities, 90 days, after the closing of the offering. See “Plan of Distribution” on page 49.

The 4,172,254 common shares to be outstanding after this offering is based on 1,659,962 shares outstanding as of September 30, 2022, plus (i) 412,292 common shares issued subsequent to September 30, 2022, (ii) an aggregate of 2,100,000 common shares and pre-funded warrants offered hereby. The 4,172,254 common shares to be outstanding after this offering excludes the following:

•        858,031 common shares issuable upon exercise of outstanding warrants at December 1, 2022, with a weighted average exercise price of $29.63 per share;

•        227,770 common shares reserved for issuance upon the exercise of outstanding stock options at December 1, 2022, with a weighted average exercise price of $37.13 per share issued pursuant to our 2017 Stock Option Plan;

•        220,500 common shares issuable upon exercise of warrants to be issued to the placement agent in connection with this offering;

•        4,200,000 common shares issuable upon exercise of the warrants sold in this offering; and

•        9,197 common shares issuable upon conversion of outstanding Versus Systems (Holdco) shares.

RISK FACTORS

An investment in our securities involves a number of risks. Before deciding to invest in our securities, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Management’s Discussion and Analysis for the three- and nine-month periods ended September 30, 2022 included in our Report of Foreign Private Issuer on Form 6-K filed with the SEC on November 14, 2022, which are incorporated by reference in this prospectus, the information and documents incorporated by reference herein, and in any prospectus supplement or free writing prospectus that we have authorized for use in connection with an offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks described in the documents referenced above are not the only risks that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

The proceeds of this offering will provide us only limited working capital and our inability to generate sufficient cash flows, raise additional capital when required, and actively manage our liquidity may impair our ability to execute our business plan, result in our reducing or eliminating product development and commercialization efforts and ultimately may cause you to lose a significant portion or all of your investment in our common shares.

As of November 30, 2022, we have approximately $482,000 in cash. Assuming that we receive net proceeds of approximately $1,678,000 from this offering, we expect to be able to continue to operate only for approximately six to eight weeks. As this offering is being made on a best efforts basis and there is no minimum number of units or minimum aggregate amount of proceeds that is a condition for this offering to close, the net proceeds we receive from this offering may be significantly less than such amount, which would reduce the time period that we expect to be able to continue to operate. As a result, we expect to need to raise additional capital through equity or debt financing early in the first quarter of 2023. We intend to seek equity and/or debt financing in an amount of at least $10 million that will enable us to continue to meet our capital needs for the next 12 months, but cannot give any assurance as to whether, when, in what amounts or on what terms we will obtain it.

To the extent possible, we will attempt to (i) continually monitor our sales prospects, (ii) continually aim to reduce costs and (iii) advance our technology and product offerings. However, because these above factors are not fully within our control, we may not be able to accurately predict our necessary cash expenditures or obtain financing in a timely manner to cover any shortfalls. If we are unable to generate sufficient cash flows or obtain adequate financing, we may be prevented from executing our business plan on a timely basis or at all. In addition, we may be forced to reduce our sales and marketing efforts or forego attractive business opportunities, or to shut down our operations entirely. Our ability to obtain additional funding will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and could require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise revise our business plan or strategy. Furthermore, additional equity financing may be dilutive to the holders of our common shares, and debt financing, if available, may involve restrictive covenants and may require that we relinquish valuable rights. Our inability to raise additional capital could cause you to lose a significant portion or all of your investment in our common shares.

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

If you purchase the common shares or pre-funded warrants, you will experience immediate dilution as a result of this offering.

Since the price per share of our common shares being offered is substantially higher than the net tangible book value per share of our common shares, you will suffer immediate and substantial dilution in the net tangible book value of the common shares you purchase in this offering or the common shares underlying the pre-funded warrants you purchase in this offering. After giving effect to the sale by us of (i) an aggregate of 2,100,000 of our common shares at the public offering price of $1.00 per common share and pre-funded warrants at the public offering price of $0.9999 per pre-funded warrant, if you purchase common shares or pre-funded warrants in this offering, you will suffer immediate and substantial dilution of approximately $0.76 per share in the net tangible book value of the common shares. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common shares and/or pre-funded warrants in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common shares or other securities convertible into or exchangeable for our common shares that could result in further dilution to the investor purchasing our common shares in this offering or result in downward pressure on the price of our common shares. We may sell our common shares or other securities in any other offering at prices that are higher or lower than the prices paid by the investor in this offering, and the investor purchasing shares or other securities in the future could have rights superior to existing shareholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our common shares in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

The trading price of our common shares has been, and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

Our share price is volatile. During the period from January 1, 2022 to December 6, 2022, the closing price of our common shares ranged from a high of $36.45 per share to a low of $1.49 per share. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common shares at or above the public offering price and you may lose some or all of your investment.

There is no public market for the pre-funded warrants or the warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or the warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants and the warrants will be limited.

Holders of the pre-funded warrants and the warrants purchased in this offering will have no rights as common shareholders until such holders exercise their pre-funded warrants or warrants and acquire our common shares, except as otherwise provided in the pre-funded warrants or the warrants.

Until holders of the pre-funded warrants or the warrants acquire our common shares upon exercise of such warrants, holders of the pre-funded warrants and the warrants will have no rights with respect to our common shares underlying such pre-funded warrants or warrants. Upon exercise of the pre-funded warrants or the warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from the offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used as described under “Use of Proceeds” herein. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

If we fail to maintain compliance with the minimum listing requirements, our common shares will be subject to delisting. Our ability to publicly or privately sell equity securities and the liquidity of our common shares could be adversely affected if our common shares are delisted.

The Nasdaq continued listing standards require, among other things, that the minimum price of a listed company’s stock be at or above $1.00. If the minimum bid price is below $1.00 for a period of more than 30 consecutive trading days, the listed company will fail to be in compliance with Nasdaq’s listing rules and, if it does not regain compliance within the grace period, will be subject to delisting. The bid price of our common shares has recently closed below the minimum $1.00 per share requirement and on July 14, 2022 we received a notification of noncompliance from Nasdaq. On November 9, 2022, we effected a one-for-15 reverse stock split, and on November 23, 2022, we received a notice from Nasdaq informing us that we regained compliance with Nasdaq’s listing rules, and that the matter is now closed.

Although we have regained compliance, there can be no assurance that we will remain in compliance in the future. If we do not maintain compliance in the future, our common shares could be subject to delisting, which could adversely affect our ability to consummate a strategic transaction and raise additional financing through the public or private sale of equity securities, and would significantly affect the ability of investors to trade our securities and negatively affect the value and liquidity of our common shares. Delisting could also have other negative results, including the potential loss of confidence by employees and the loss of institutional investor interest.

CURRENCY AND EXCHANGE RATE INFORMATION

The following table sets forth, for each period indicated, the period-end and the high and low exchange rate for U.S. dollars expressed in Canadian dollars, and the average exchange rate for the periods indicated. These rates are based on the noon buying rate certified for custom purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of any other reports or information to be provided to you. We make no representation that any Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all. We maintain our books and records and have presented our results of operations in United States dollars.

On December 2, 2022, the noon buying rate was US$1.00 = C$1.3448.

	Period End	Period Average	Low	High
	(C$ per US$)
Year Ended December 31:
2016	1.3426	1.3243	1.2544	1.4592
2017	1.2517	1.2984	1.2131	1.3745
2018	1.3644	1.2957	1.2280	1.3650
2019	1.2962	1.3269	1.2962	1.3591
2020	1.2753	1.3422	1.2715	1.4539
2021	1.2777	1.2533	1.2031	1.2941
2022:
January	1.2694	1.2622	1.2462	1.2757
February	1.2662	1.2711	1.2647	1.2840
March	1.2482	1.2660	1.2482	1.2893
April	1.2802	1.2628	1.2452	1.2831
May	1.2639	1.2859	1.2639	1.3055
June	1.2871	1.2804	1.2524	1.3054
July	1.2801	1.2936	1.2801	1.3100
August	1.3091	1.2917	1.2744	1.3091
September	1.3752	1.3339	1.2976	1.3752
October	1.3639	1.3689	1.3532	1.3873
November	1.3538	1.3457	1.3280	1.3729

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,678,000 at the public offering price of $1.00 per unit, assuming the sale of all the securities offered under this prospectus, and after deducting the estimated placement agent fees and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We will only receive additional proceeds from the exercise of the warrants issuable in connection with this offering if such warrants are exercised at their exercise price of $1.10 and the holders of such warrants pay the exercise price in cash upon such exercise.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including marketing and sales expenses, the costs and expenses of our continuing development of our engagement and rewards platform and salaries and wages. General corporate purposes may also include capital expenditures. Due to the uncertainties inherent in the product development process, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our product development activities, any collaborations that we may enter into with third parties for our products or strategic opportunities that become available to us, our sales and marketing and commercialization efforts, our operating costs, as well as unforeseen cash needs.

We would receive additional gross proceeds of approximately $4,620,000 if all of the units offered hereby are sold and all of the warrants included in the units are exercised for cash, assuming no exercise of the Placement Agent Warrants. We intend to use any such proceeds for working capital and general corporate purposes.

Based on our current business plan, we believe that our existing cash, together with the net proceeds from this offering as described above, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements for six to eight weeks following completion of the offering. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect.

Pending their use as described above, we plan to invest the net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government.

Our management will have broad discretion in the application of the net proceeds of this offering, and investors will be relying on our judgment regarding the application of the net proceeds. In addition, we might decide to postpone or not pursue certain activities if the net proceeds from this offering and our other sources of cash are less than expected. See “Risk Factors”.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information for Common Shares and Unit A Warrants

Our common shares and Unit A Warrants are presently quoted on Nasdaq, under the symbol “VS” and “VSSYW,” respectively. On December 6, 2022, the closing price of our common shares on Nasdaq was $1.49 and the closing price of our Unit A Warrants on Nasdaq was $0.03.

Holders

As at September 30, 2022, the registrar and transfer agent for our common shares reported that there were 1,659,962 common shares issued and outstanding. Of these, 753,999 were registered to Canadian residents, including 682,935 shares registered to CDS & Co., which is a nominee of the Canadian Depository for Securities Limited. The 753,999 shares were registered to 912 shareholders in Canada, one of which is CDS & Co. 894,432 of our shares were registered to residents of the United States, including 754,675 shares registered to CEDE & Co., which is a nominee of Depository Trust Company. The 894,432 shares were registered to 442 shareholders in the United States, one of which is CEDE & Co. 11,532 of our shares were registered to residents of other foreign countries (12 shareholders).

Dividends

We have not declared any common share dividends to date. We have no present intention of paying any cash dividends on our common shares in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, is within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other relevant factors. There are no material restrictions in our articles that restrict us from declaring dividends.

DILUTION

If you purchase any of the common shares or pre-funded warrants offered by this prospectus, you will experience dilution to the extent of the difference between the offering price per common share or pre-funded warrant you pay in this offering and the net tangible book value per common share immediately after this offering. Our unaudited net tangible book value as of September 30, 2022 was approximately $(1.81) million, or approximately $(1.09) per common share. Net tangible book value per share is equal to our total tangible assets minus total liabilities, divided by the number of common shares outstanding.

After giving effect to the sale by us on October 7, 2022 of 412,292 common shares (or common share equivalents) at a purchase price of $2.715 per common share (or common share equivalent) and after deducting estimated offering expenses payable by us in connection with such sale, our pro forma net tangible book value as of September 30, 2022 would have been approximately $(0.69) million, or approximately $(0.33) per common share.

After giving effect to the sale by us in this offering of 2,100,000 units by us in this offering at the public offering price of $1.00 per unit and after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2022 would have been approximately $0.99 million, or approximately $0.24 per common share. This represents an immediate increase in net tangible book value of approximately $0.57 per share to existing shareholders and an immediate dilution of approximately $0.76 per share to new investors. Our net tangible book value calculation assumes no exercise of the pre-funded warrants or the warrants offered hereby. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

The following table illustrates this calculation on a per share basis:

Public offering price per common share		$1.00
Net tangible book value per share as of September 30, 2022	$(1.09)
Increase in net tangible book value attributed to sale of common shares and common share equivalents subsequent to September 30, 2022	0.76
Pro forma net tangible book value after giving effect to sale of common shares and common share equivalents subsequent to September 30, 2022	(0.33)
Increase in pro forma net tangible book value per share attributed to the investors purchasing shares issued in this offering	0.57
Adjusted pro forma net tangible book value per share after giving effect to this offering		0.24
Dilution to net tangible book value per share to new investors purchasing shares in this offering		$0.76

To the extent that our outstanding options, warrants or subscription investment units are exercised, investors in this offering may suffer additional dilution.

The total number of common shares reflected in the discussion and table above is based on 1,659,962 shares outstanding as of September 30, 2022, plus (i) 412,292 common shares issued subsequent to September 30, 2022 and (ii) 2,100,000 common shares offered hereby, assuming no investors elect to purchase pre-funded warrants in lieu of the common shares. The 4,172,254 common shares to be outstanding after this offering, assuming exercise in full of the pre-funded warrants excludes the following:

•        858,031 common shares issuable upon exercise of outstanding warrants, at December 1, 2022, with a weighted average exercise price of $29.63 per share;

•        227,770 common shares reserved for issuance upon the exercise of outstanding stock options at December 1, 2022, with a weighted average exercise price of $37.13 per share issued pursuant to our 2017 Stock Option Plan;

•        220,500 common shares issuable upon exercise of warrants to be issued to the placement agent in connection with this offering;

•        4,200,000 common shares issuable upon exercise of the warrants sold in this offering; and

•        9,197 common shares issuable upon conversion of outstanding Versus Systems (Holdco) shares.

CAPITALIZATION

The table below sets forth our cash and cash equivalents and capitalization as of September 30, 2022:

•        on an actual basis;

•        on a pro forma as adjusted basis to give effect to the sale of 2,100,000 units by us in this offering at the public offering price of $1.00 per unit and to reflect the application of the proceeds thereof after deducting the estimated placement agent fees and approximately $275,000 of estimated offering expenses payable by us.

You should read the information in this table together with our financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	Actual (unaudited)	Pro forma (unaudited)
Cash and Cash Equivalents	$1,029,301	$3,826,674
Liabilities:
Notes payable	2,562,810	2,562,810
Total liabilities	3,600,105	3,600,105
Equity
Share capital
Common shares, no par value; unlimited shares authorized and 1,659,962 shares issued and outstanding on an actual basis, 4,172,254 shares issued and outstanding on a pro forma basis	119,650,950	122,448,323
Class A shares; 338 shares authorized and 338 issued and outstanding on an actual and on a pro forma and a pro forma as adjusted basis	28,247	28,247
Reserves	14,200,425	14,200,425
Cumulative translation adjustment	156,600	156,600
Deficit	(113,962,608)	(113,962,608)
Total Equity before non-controlling interest	20,073,614	22,870,987
Non-controlling interest	(5,932,235)	(5,932,235)
Total Equity	14,141,379	16,938,752
Total Liabilities and Equity	$17,741,484	$20,538,857

The foregoing table and calculations are based on 1,659,962 shares outstanding as of September 30, 2022, plus 412,292 common shares issued subsequent to September 30, 2022, and excludes the following:

•        858,031 common shares issuable upon exercise of outstanding warrants, at December 1, 2022, with a weighted average exercise price of $29.63 per share;

•        227,770 common shares reserved for issuance upon the exercise of outstanding stock options at December 1, 2022, with a weighted average exercise price of $37.13 per share issued pursuant to our 2017 Stock Option Plan;

•        220,500 common shares issuable upon exercise of warrants to be issued to the placement agent in connection with this offering;

•        4,200,000 common shares issuable upon exercise of the warrants sold in this offering; and

•        9,197 common shares issuable upon conversion of outstanding Versus Systems (Holdco) shares.

DESCRIPTION OF SECURITIES

Description of Share Capital

Our authorized share capital consists of an unlimited number of common shares and an unlimited number of Class A Shares, each without par value. At November 30, 2022, we had 2,072,254 issued and outstanding common shares and 338 Class A Shares.

The following description of our share capital and provisions of our articles and Notice of Articles are summaries of material terms and provisions and are qualified by reference to our articles and Notice of Articles, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Common Shares

The holders of our common shares are entitled to one vote for each share held at any meeting of shareholders. Subject to the rights of the holders of preferred shares, if any are authorized and outstanding, the holders of common shares are entitled to receive dividends when declared by the directors out of funds or assets properly available for the payment of dividends, in such amount and in such form as the directors may from time to time determine, provided however that such dividends shall not be paid if doing so would reduce the value of our net assets to less than the total redemption amount of all issued preferred shares (if any) In the event of our dissolution, liquidation or winding-up and subject to the prior rights of the holders of the preferred shares, holders of common shares will be entitled to share equally in our remaining property and assets, if any, subject to the right of the holders of preferred shares, as a class, to receive, before any distribution of any part of our assets among the holders of common shares, the redemption amount in respect of such preferred shares, being that amount as determined by our directors at the time of the issuance of such preferred shares.

Class A Shares

We are authorized to issue an unlimited number of Class A Shares. The Class A Shares do not have any special rights or restrictions attached. As of November 30, 2022, there were 338 Class A Shares issued and outstanding.

Warrants to be issued in this Offering

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of the warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part of. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability.    The warrants will be issued in certificated form. The warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance at an exercise price equal to $1.10 per common share. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise (or, upon election by a holder prior to the issuance of any warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise.    In the event that a registration statement covering common shares underlying the warrants, is not available for the issuance of such common shares underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of common shares determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common shares underlying the warrants.

Certain Adjustments.    Subject to certain exemptions outlined in the warrants, if prior to the trading day immediately following the consummation of our first bona fide public offering of common shares and/or Common Share Equivalents (as defined in the warrants) we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common shares or Common Share Equivalents at an effective price per share less than the exercise price of the warrants then in effect, the exercise price of the warrants shall be reduced to equal the effective price per share in such dilutive issuance; provided, however, that the exercise price shall not be reduced to an amount less than 20% of the closing price of our common shares on the trading day immediately preceding the date of this prospectus (subject to adjustment for stock splits, stock dividends and the like). The exercise price and the number of common shares purchasable upon the exercise of the warrants are also subject to adjustment upon the occurrence of other specific events, including stock dividends, stock splits, combinations and reclassifications of our common shares.

Transferability.    Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Fundamental Transactions.    If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our common shares are permitted to sell, tender or exchange their common shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common shares, (4) we effect any reclassification or recapitalization of our common shares or any compulsory share exchange pursuant to which our common shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding common shares, each a “Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Additionally, as more fully described in the warrant, in the event of certain Fundamental Transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants on the date of consummation of such transaction.

Rights as a Stockholder.    Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our common shares, the holder of a warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the warrant.

Beneficial Ownership Limitation.    A holder’s exercise shall be limited to 4.99% of our outstanding common shares (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of the common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise. The holder, upon notice to us, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of the common shares outstanding immediately after giving effect to the issuance of common shares upon exercise of the warrant held by the holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law.    The warrants are governed by New York law.

Pre-funded Warrants to be issued in this Offering

The following summary of certain terms and provisions of the pre-funded warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of the pre-funded warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part of. Prospective investors should carefully review the terms and provisions set forth in the form of pre-funded warrant.

Exercisability.    The pre-funded warrants will be issued in certificated form, are exercisable immediately upon issuance and may be exercised at any time until the pre-funded warrants are exercised in full at an exercise price equal to $0.0001 per common share. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the pre-funded warrant, the holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise (or, upon election by a holder prior to the issuance of any pre-funded warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the pre-funded warrants.

Cashless Exercise.    The holder may, at any time and in its sole discretion, exercise the pre-funded warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of common shares determined according to the formula set forth in the pre-funded warrant.

Certain Adjustments.    The exercise price and the number of common shares purchasable upon the exercise of the pre-funded warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common shares.

Transferability.    Subject to applicable laws, the pre-funded warrants may be transferred at the option of the holders upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.

Fundamental Transactions.    If, at any time while the pre-funded warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our common shares are permitted to sell, tender or exchange their common shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common shares, (4) we effect any reclassification or recapitalization of our common shares or any compulsory share exchange pursuant to which our common shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding common shares, each a “Fundamental Transaction,” then upon any subsequent exercise of the pre-funded warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the pre-funded warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder.    Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our common shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the pre-funded warrant.

Beneficial Ownership Limitation.    A holder’s exercise shall be limited to 4.99% of our outstanding common shares (or, upon election by a holder prior to the issuance of any pre-funded warrants, 9.99%) of the number of the common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise. The holder, upon notice to us, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of the common shares outstanding immediately after giving effect to the issuance of common shares upon exercise of the pre-funded warrant held by the holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law.    The pre-funded warrants are governed by New York law.

Placement Agent Warrants to be issued in this Offering

We have agreed to issue warrants to the placement agent, upon the closing of this offering, which entitle it to purchase up to 3.5% of the total number of securities sold to investors pursuant to this prospectus (the “Placement Agent Warrants”). The exercise price of these warrants is $1.25. The Placement Agent Warrants will be exercisable immediately upon issuance, at any time and from time to time, in whole or in part, during the five-year period commencing from the commencement of sales of this offering. The terms of the Placement Agent Warrants are substantially similar to the warrants being issued as part of this offering. The Placement Agent Warrants and the common shares underlying the Placement Agent Warrants are being registered hereby.

Other Outstanding Warrants

At December 1, 2022, we had outstanding warrants to purchase an aggregate of 858,031 common shares with an exercise price range from $7.80 per share to $112.50 per share. These warrants have expiration dates ranging from January 20, 2026 to January 18, 2028.

Number of Share Purchase Warrants	Exercise Price (USD$)	Expiry Date
112,489	$112.50	January 20, 2026
331,042	$28.80	February 28, 2027
414,500	$7.80	January 18, 2028
858,031

Pursuant to the terms of such warrants, the exercise price of such warrants is subject to adjustment in the event of stock splits, combinations or the like of our common shares.

Options

Pursuant to our 2017 Stock Option Plan, we may grant stock options to our officers, directors, employees and Pursuant to our 2017 Stock Option Plan, we may grant stock options to our officers, directors, employees and consultants. Our 2017 Stock Option Plan is a rolling stock option plan whereby we can issue a number of options to purchase up to 15% of our issued and outstanding common shares. Options have a maximum term of ten years and vesting is determined by our board of directors.

During the year ended December 31, 2021, we granted stock options to purchase 64,015 common shares and we recorded share-based compensation of $2,145,928 relating to stock options that vested during the year. As of September 30, 2022, we had outstanding stock options under our 2017 Stock Option Plan to purchase an aggregate of 227,770 common shares with a weighted average exercise price of $37.13 per share.

Listing

Our common shares are listed on Nasdaq Capital Market under the symbol “VS.”

Transfer Agent and Registrar

The U.S. transfer agent and registrar for our common shares is Computershare, Inc., located at 8742 Lucent Boulevard, Suite 300, Highlands Ranch, Colorado 80129. The telephone number of Computershare, Inc. at such address is (303) 262-0705.

Memorandum and Articles of Association

Key Provisions of our Notice of Articles and Articles and the Business Corporations Act (British Columbia)

The following is a summary of certain key provisions of our notice of articles and articles and certain related sections of the Business Corporations Act (British Columbia) (the “BCBCA”). This is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our notice of articles and to our articles attached as exhibits to our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 1, 2022.

Stated Objects or Purposes

Our articles do not contain stated objects or purposes and do not place any limitations on the business that we may carry on.

Directors

Power to vote on matters in which a director is materially interested.    Under the BCBCA a director who has a material interest in a contract or transaction, whether made or proposed, that is material to us, must disclose such interest to us, subject to certain exceptions such as if the contract or transaction: (i) is an arrangement by way of security granted by us for money loaned to, or obligations undertaken by, the director for our benefit or for one of our affiliates’ benefit; (ii) relates to an indemnity or insurance permitted under the BCBCA; (iii) relates to the remuneration of the director in his or her capacity as director, officer, employee or agent of our company or of one of our affiliates; (iv) relates to a loan to our company while the director is the guarantor of some or all of the loan; or (v) is with a corporation that is affiliated to us while the director is also a director or senior officer of that corporation or an affiliate of that corporation.

A director who holds such disclosable interest in respect of any material contract or transaction into which we have entered or propose to enter may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors are also required to comply with certain other relevant provisions of the BCBCA regarding conflicts of interest.

Directors’ power to determine the remuneration of directors.    The remuneration of our directors is determined by our directors subject to our articles. The remuneration may be in addition to any salary or other remuneration paid to any of our employees (including executive officers) who are also directors.

Number of shares required to be owned by a director.    Neither our articles nor the BCBCA provide that a director is required to hold any of our shares as a qualification for holding his or her office. Our board of directors has discretion to prescribe minimum share ownership requirements for directors.

Shareholder Meetings

Subject to applicable stock exchange requirements, we must hold a general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting. A meeting of our shareholders may be held anywhere in or outside British Columbia.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business must be sent to each shareholder entitled to attend the meeting and to each director not less than 21 days prior to the meeting for so long as we are a public company. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

Subject to the special rights and restrictions attached to the shares or any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two shareholders, or one or more proxyholder(s) representing two shareholders, or one member and a proxyholder representing another shareholder. If there is only one shareholder, the quorum is one person present and being, or representing by proxy, such shareholder. If a quorum is not present within one-half hour of the time set for the holding of a meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, unless the meeting is a general meeting that was requisitioned by shareholders, in which case the meeting is dissolved.

Shareholder Proposals and Advance Notice Procedures

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares or whose shares have a fair market value in excess of CAD$2,000 may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting in the prescribed form. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least two years before the date of signing the proposal.

We have included certain advance notice provisions with respect to the election of our directors in our articles. The advance notice provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of board nominations and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated in accordance with the advance notice provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under the advance notice provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not less than 30 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date of the annual meeting of shareholders, or the Notice Date, is less than 40 days before the meeting date, not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the Notice Date.

These provisions could have the effect of delaying until the next shareholder meeting the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.

Limitation of Liability and Indemnification

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment actually and reasonably incurred by him or her in respect of any legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from us or from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors, former directors or alternate directors (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

Ownership and Exchange Controls

There is no limitation imposed by Canadian law or by our articles on the right of a non-resident to hold or vote our common shares, other than discussed below.

Competition Act

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or Commissioner, to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year after the acquisition has been substantially completed, to challenge this type of acquisition by seeking a remedial order, including an order to prohibit the acquisition or require divestitures, from the Canadian Competition Tribunal, which may be granted where the Competition Tribunal finds that the acquisition substantially prevents or lessens, or is likely to substantially prevent or lessen, competition.

This legislation also requires any person or persons who intend to acquire more than 20% of our voting shares or, if such person or persons already own more than 20% of our voting shares prior to the acquisition, more than 50% of our voting shares, to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded. Where a notification is required, unless an exemption is available, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless the Commissioner either waives or terminates such waiting period or issues an advance ruling certificate. The Commissioner’s review of a notifiable transaction for substantive competition law considerations may take longer than the statutory waiting period.

Investment Canada Act

The Investment Canada Act requires each “non Canadian” (as defined in the Investment Canada Act) who acquires “control” of an existing “Canadian business,” to file a notification in prescribed form with the responsible federal government department or departments not later than 30 days after closing, provided the acquisition of control is not a reviewable transaction under the Investment Canada Act. Subject to certain exemptions, a transaction that is reviewable under the Investment Canada Act may not be implemented until an application for review has been filed and the responsible Minister of the federal cabinet has determined that the investment is likely to be of “net benefit to Canada” taking into account certain factors set out in the Investment Canada Act. Under the Investment Canada Act, an investment in our common shares by a non-Canadian who is a World Trade Organization member country investor that is not a state-owned enterprise, including a United States investor would be reviewable only if it were an investment to acquire control of us pursuant to the Investment Canada Act and our enterprise value (as determined pursuant to the Investment Canada Act and its regulations) was equal to or greater than $1.141 billion (as of January 1, 2022). The enterprise value threshold for “trade agreement investors” that are not state-owned enterprises is $1.711 billion (as of January 1, 2022).

The Investment Canada Act contains various rules to determine if there has been an acquisition of control. Generally, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions: the acquisition of a majority of the voting interests or a majority of the undivided ownership interests in the voting shares of the corporation is deemed to be acquisition of control of that corporation; the acquisition of less than a majority, but one-third or more, of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares; and the acquisition of less than one third of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is deemed not to be acquisition of control of that corporation.

Under the national security review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government with respect to a much broader range of investments by a non-Canadian to “acquire, in whole or part, or to establish an entity carrying on all or any part of its operations in Canada.” No financial or control threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.” Review on national security grounds is at the discretion of the responsible ministers and may occur on a pre- or post-closing basis.

Certain transactions relating to our common shares will generally be exempt from the Investment Canada Act, subject to the federal government’s prerogative to conduct a national security review, including:

•        the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;

•        the acquisition of control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act if the acquisition is subject to approval under Canadian legislation relating to financial institutions; and

•        the acquisition of control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of us, through ownership of our common shares, remains unchanged.

Comparison of Shareholder Rights

We are a corporation governed by the BCBCA. The following discussion summarizes material differences between the rights of holders of our common shares and the rights of holders of the common share of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of British Columbia and Delaware. This summary is qualified in its entirety by reference to the DGCL, the BCBCA, and our articles.

	Delaware	British Columbia
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

Under the BCBCA and our articles, certain changes to our authorized share structure and the change of our name maybe approved by a resolution of the directors our company. Under the BCBCA and our articles, certain extraordinary company alterations, such as to continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business), liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

Delaware	British Columbia

However, under the DGCL, mergers in which less than 20% of a corporation’s stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCBCA.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Holders common shares vote together at all meetings of shareholders except meetings at which only holders of a particular class are entitled to vote.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Subject to applicable securities laws, which may impose certain “Issuer bid” or tender offer requirements, under the BCBCA, arrangements with shareholders, creditors and other persons are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is customary for a company in such circumstances to apply to a court initially for an

	Delaware	British Columbia

interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the

The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

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transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the company resolves to (i) alter its articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations;

	Delaware	British Columbia

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts.

(iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition

Under the DGCL, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.

The BCBCA provides that if, within 4 months after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice within 5 months after the date of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may apply to the court, within 2 months of receiving notice, and the court may set a different price or terms of payment and may make any consequential orders or directions as it considers appropriate.

	Delaware	British Columbia
Stockholder/Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Although it is not customary for public companies to do so, under the BCBCA, shareholder action without a meeting may be taken by a consent resolution of shareholders provided that it satisfies the thresholds for approval in a company’s articles, the BCBCA and the regulations thereunder. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.

Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of the issued shares of the company that carry the right to vote at general meetings may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of capital surplus or, if there is no surplus, out of net profits for the current and/or the preceding fiscal year in which the dividend is declared, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

Under the BCBCA, a company may pay a dividend in money or other property unless there are reasonable grounds for believing that the company is insolvent, or the payment of the dividend would render the company insolvent.

The BCBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those

	Delaware	British Columbia

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

applicable to the payment of dividends (as set out above). Our company is permitted, under its articles, to acquire any of its shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of its board of directors.

Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it. Our common shares are not subject to a right of redemption.

Vacancies on Board of Director

Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCBCA and our articles, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors. In the case of a casual vacancy, the remaining directors may fill the vacancy.

Under the BCBCA, directors may increase the size of the board of directors by one third of the number of current directors. Under the BCBCA and our articles, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors may appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum and/or call a shareholders’ meeting to fill any or all vacancies among directors and to conduct such other business that may be dealt with at that meeting, but must not take any other action until a quorum is obtained.

	Delaware	British Columbia
Constitution and Residency Of Directors	The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.	The BCBCA does not place any residency restrictions on the boards of directors.
Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

Our articles allow for the removal of a director by special resolution of the shareholders.

According to our articles, all directors cease to hold office immediately before the election or appointment of directors at every annual general meeting, but are eligible for re-election or re- appointment.

Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may inspect the corporation’s books and records for a proper purpose.

Under the BCBCA, directors and shareholders may, without charge, inspect certain of the records of a company. Former shareholders, to the extent permitted under our articles, and former directors may also inspect certain of the records, free of charge, but only those records pertaining to the times that they were shareholders or directors.

Public companies must allow all persons to inspect certain records of the company free of charge.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in the company’s articles, or (iii) if the company’s articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in the company’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

	Delaware	British Columbia

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Our articles provide that certain changes to our share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of a directors’ resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCBCA requires that holders of such class or series of shares must approve the alteration by a special separate resolution of those shareholders.

Our articles also provide that the shareholders may from time to time, by special resolution, make any alteration to our notice of articles and articles as permitted by the BCBCA.

Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; or (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment actually and reasonably incurred by him or her in respect of any legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s

Delaware	British Columbia

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a company must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the company or an associated company. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from us or from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.

As permitted by the BCBCA, our articles require us to indemnify our directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

	Delaware	British Columbia
Limited Liability of Directors

The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) paying a dividend or approving a stock repurchase that was illegal under applicable law.

Under the BCBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles of the company. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties. Under the BCBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

	Delaware	British Columbia
Stockholder/Shareholder Lawsuits

Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which the subject of the suit, but through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Under the BCBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate. In addition, under the BCBCA, a court may order a company to pay the complainant’s interim costs, including legal fees and disbursements. However, the complainant may be held accountable for the costs on final disposition of the action.

Oppression Remedy

Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, there is no remedy under the DGCL that is comparable to the BCBCA’s oppression remedy.

The BCBCA’s oppression remedy enables a court to make an order (interim or final) to rectify the matters complained of if the court is satisfied upon application by a shareholder (as defined below) that the affairs of the company are being conducted or that the powers of the directors are being or have

	Delaware	British Columbia

been exercised in a manner that is oppressive, or that some action of the company or shareholders has been or is threatened to be taken which is unfairly prejudicial, in each case to one or more shareholders. The application must be brought in a timely manner. A “shareholder” for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Under the BCBCA, once a class of preferred shares has been created, the board of directors may be authorized, without shareholder approval, but subject to the provisions of the articles and BCBCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as our board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the common shares. Under the BCBCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

The BCBCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

	Delaware	British Columbia
Advance Notification Requirements for Proposals of Stockholders/ Shareholders

Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares or whose shares have a fair market value in excess of CAD$2,000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting in the prescribed form. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least two years before the date of signing the proposal.

If the proposal and a written statement in support of the proposal (if any) are submitted at least three months before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then the company must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of the company or attach the proposal and written statement thereto.

In certain circumstances, the company may refuse to process a proposal.

We have included Advance Notice Provisions (as defined in the “Description of Share Capital” section above) in our articles. Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common shares in the public market could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of common shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our common shares in the public market after such restrictions lapse. This may adversely affect the prevailing market price of our common shares and our ability to raise equity capital in the future.

Assuming the sale of all units offered hereby, upon completion of this offering, we will have 4,172,254 common shares outstanding, excluding common shares issuable upon the exercise of the warrants sold in this offering. Of these, 2,100,000 common shares, excluding common shares issuable upon the exercise of the warrants sold in this offering to purchase additional common shares, sold in this offering will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our existing “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining common shares are “restricted shares” as defined in Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 of the Securities Act.

Lock-up Restrictions

We and each of our directors, executive officers, and certain of our shareholders, have agreed, without the prior written consent of the placement agent, not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common shares, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our common shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common shares or securities convertible into or exercisable or exchangeable for common shares or any other securities of our company or publicly disclose the intention to do any of the foregoing for a period of, in the case of our company, 50 days, and in the case of our directors, executive officers and certain of our shareholders, 90 days, after the closing of the offering. The lock-up restrictions and specified exceptions are described in more detail under “Plan of Distribution.”

Rule 144

In general, under Rule 144, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the availability of current public information about us. In addition, under Rule 144, any person who is not our affiliate and has not been our affiliate at any time during the preceding three months and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares without regard to whether current public information about us is available.

A person who is our affiliate or who was our affiliate at any time during the preceding three months and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of common shares within any three-month period that does not exceed the greater of: (i) 1% of the number of our shares outstanding; and (ii) the average weekly trading volume of our common shares on The Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions, notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, officers, consultants or advisors who acquired common shares from us in connection with a written compensatory stock or option plan or other written agreement in compliance with Rule 701 prior to our IPO is entitled to sell such shares in reliance on Rule 144 but without compliance with certain of the requirements contained in Rule 144. Accordingly, subject to any applicable lock-up restrictions, under Rule 701 persons who are not our affiliates may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and persons who are our affiliates may resell those shares without compliance with Rule 144’s minimum holding period requirements.

Canadian Resale Restrictions

Any sale of any of our shares which constitutes a “control distribution” under Canadian securities laws (generally a sale by a person or a group of persons holding more than 20% of our outstanding voting securities) will be subject to restrictions under Canadian securities laws in addition to those restrictions noted above, unless the sale is qualified under a prospectus filed with Canadian securities regulatory authorities, or if prior notice of the sale is filed with the Canadian securities regulatory authorities at least seven days before any sale and there has been compliance with certain other requirements and restrictions regarding the manner of sale, payment of commissions, reporting and availability of current public information about us and compliance with applicable Canadian securities laws.

Equity Incentive Plans

We have filed with the SEC a registration statement on Form S-8 under the Securities Act covering the common shares that are subject to outstanding options and other awards that may be granted pursuant to our equity incentive plans. Shares covered by such registration statement will be available for sale in the open market following its effective date, subject to certain Rule 144 limitations applicable to affiliates and the terms of lock-up restrictions applicable to those shares.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

Subject to the limitations and qualifications stated herein, this discussion sets forth the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition by U.S. Holders (as defined below) of common shares acquired pursuant to this offering, the exercise, disposition and lapse of warrants acquired pursuant to this offering, the acquisition, ownership, and disposition of common shares received upon exercise of such warrants (“the “Warrant Shares”), the ownership, exercise and disposition of pre-funded warrants acquired pursuant to this offering, and the common shares received upon the exercise of such pre-funded warrants (the “Pre-Funded Warrant Shares”). The term “securities” as used in this discussion includes the common shares, pre-funded warrants, warrants, Warrant Shares and Pre-Funded Warrant Shares, as applicable.

The discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect. This summary applies only to U.S. Holders and does not address tax consequences to a non-U.S. Holder (as defined below) investing in securities.

This discussion of a U.S. Holder’s tax consequences addresses only those persons that hold securities as capital assets and does not address the tax consequences to any special class of holders, including without limitation, holders (directly, indirectly or constructively) of 10% or more of our equity (based on value or voting power), dealers in securities or currencies, banks, tax-exempt organizations, insurance companies, financial institutions, broker-dealers, regulated investment companies, real estate investment trusts, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that hold securities that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle, conversion or “integrated” transaction, persons required to accelerate the recognition of any item of gross income with respect to the common shares as a result of such income being recognized on an applicable financial statement, U.S. expatriates or former long-term residents of the United States, partnerships or other pass-through entities for U.S. federal income tax purposes, U.S. Holders that acquire securities in connection with the exercise of employee stock options or otherwise as compensation for services and U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. This discussion does not address the effect of the U.S. federal alternative minimum tax, U.S. federal estate and gift tax, alternative minimum tax, the 3.8% Medicare contribution tax on net investment income or any state, local or non-U.S. tax laws applicable to a holder of securities. This discussion does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, U.S. federal estate and gift, alternative minimum, and non-U.S. tax consequences of the acquisition, ownership and disposition of the securities.

This discussion also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada); (b) persons that use or hold, will use or hold, or that are or will be deemed to use or hold securities in connection with carrying on a business in Canada; (c) persons whose securities constitute “taxable Canadian property” under the Income Tax Act (Canada); or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of securities acquired pursuant to this offering that is for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. The term “non-U.S. Holder” means any beneficial owner of securities acquired pursuant to this offering that is not a U.S. Holder, a partnership (or an entity or arrangement that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) or a person holding securities through such an entity or arrangement.

If a partnership or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds securities, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships that hold securities should consult their own tax advisors. You are urged to consult your own independent tax advisor regarding the specific U.S. federal, state, local and non-U.S. income and other tax considerations relating to the acquisition, ownership and disposition of securities.

U.S. Federal Income Tax Consequences of the Acquisition of a Common Share or Pre-Funded Warrant Unit

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a common share unit (consisting of one common share and one warrant) or a pre-funded warrant unit (consisting of one pre-funded warrant and one warrant), as the case may be, should be treated as the acquisition of one common share or one pre-funded warrant, as applicable, and one warrant. The purchase price for each common share unit or pre-funded warrant unit, as the case may be, will be allocated between these components in proportion to each component’s relative fair market value at the time the unit is purchased by the U.S. Holder. This allocation of the purchase price for each unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the common share or pre-funded warrant, as applicable, and the warrant that comprise each unit.

For this purpose, the Company will allocate $0.9998 of the purchase price for each unit to the common share or pre-funded warrant, as applicable, and $0.0001 of the purchase price for each unit to each of the two warrants. However, the IRS will not be bound by such allocation of the purchase price for the units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the units.

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a separate class of common shares for U.S. federal income tax purposes and a U.S. Holder of pre-funded warrants and Pre-Funded Warrant Shares should generally be taxed in the same manner as a holder of common shares except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the Pre-Funded Warrant Shares received. Similarly, the tax basis of the pre-funded warrant should carry over to the Pre-Funded Warrant Shares received upon exercise, increased by the exercise price of US$0.0001 per share. However, such characterization is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire common shares. If so, the amount and character of a U.S. Holder’s gain with respect to an investment in pre-funded warrants could change, and a U.S. Holder may not be entitled to make the QEF election or mark-to-market election described below to mitigate PFIC consequences in the event the Company is classified as a PFIC. Accordingly, each U.S. Holder should consult its own tax advisor regarding the risks associated with the acquisition of a pre-funded warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Considerations.”

Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a warrant and related receipt of a common share (unless cash is received in lieu of the issuance of a fractional common share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such warrant. A U.S. Holder’s holding period for the common share received on the exercise of a warrant should begin on the date that such warrant is exercised by such U.S. Holder. If we are a PFIC, a U.S. Holder’s holding period for the Warrant Share for PFIC purposes will begin on the date on which such U.S. Holder acquired its warrant.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the warrant sold or otherwise disposed of. Subject to the PFIC rules discussed below, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants Without Exercise

Upon the lapse or expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of common shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or the Company’s assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of the warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants generally should not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by the Company at “U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares, Pre-Funded Warrants, Warrant Shares and Pre-Funded Warrant Shares — Cash Dividends and Other Distributions” below).

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares, Pre-Funded Warrants, Warrant Shares and Pre-Funded Warrant Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Considerations.”

Cash Dividends and Other Distributions

As described in the section entitled “Dividend Policy” above, we currently intend to retain any future earnings to fund business development and growth, and we do not expect to pay any dividends in the foreseeable future. However, to the extent there are any distributions (including constructive distributions) made with respect to a common share, pre-funded warrant, Warrant Share or Pre-Funded Warrant Share, a U.S. Holder generally will be required to include the amount of such distribution in gross income (including the amount of Canadian taxes withheld, if any) as dividend income to the extent of our current and accumulated earnings and profits (computed using U.S. federal income tax principles). A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in such securities and, thereafter, as gain from the sale or exchange of such securities (see “Sale or Disposition” below). There can be no assurance that we will maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution with respect to the securities will constitute ordinary dividend income. Dividends paid on such securities generally will not be eligible for the dividends received deduction generally allowed to U.S. corporations.

Dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation (other than a foreign corporation that is a PFIC in the taxable year in which the dividend is paid or the preceding taxable year) if (i) its securities are readily tradable on an established securities market in the United States or (ii) it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury Department has determined is satisfactory for these purposes. Our common shares (which would include Warrant Shares and Pre-Funded Warrant Shares) are readily tradable on an established securities market in the United States, the Nasdaq. However, the warrants and pre-funded warrants are not readily tradable on an established securities market. However, the Company may also be eligible for the benefits of the Canada-U.S. Tax Convention. Accordingly, subject to the PFIC rules discussed below, we expect that a non-corporate U.S. Holder should qualify for the reduced rate on dividends so long as the applicable holding period requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the reduced tax rate on dividends in light of their particular circumstances.

Non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

A U.S. Holder who pays (whether directly or through withholding) Canadian taxes with respect to dividends paid on our securities (or with respect to any constructive dividend on the warrants) may be entitled to receive, at the election of such U.S. Holder, either a deduction or a foreign tax credit for such Canadian taxes paid. Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by us generally will constitute “foreign source” income and generally will be categorized as “passive category income.” However, if 50% or more of our equity (based on voting power or value) is treated as held by U.S. persons, we will be treated as a “United States-owned foreign corporation,” in which case dividends may be treated for foreign tax credit limitation purposes as “foreign source” income to the extent attributable to our non-U.S. source earnings and profits and as “U.S. source” income to the extent attributable to our U.S. source earnings and profits. Because the foreign tax credit rules are complex, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Sale or Disposition

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize gain or loss on the taxable sale or exchange of its common shares, pre-funded warrants, Warrant Shares or Pre-Funded Warrant Shares in an amount equal to the difference between the U.S. dollar amount realized on such sale or exchange (determined in the case of securities sold or exchanged for currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if the securities sold or exchanged are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date) and the U.S. Holder’s adjusted tax basis in the securities sold or otherwise disposed of determined in U.S. dollars.

Assuming we are not a PFIC and have not been treated as a PFIC during your holding period for our securities, such gain or loss will be capital gain or loss and will be long-term gain or loss if the applicable securities have been held for more than one year. Under current law, long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. Consequently, a U.S. Holder may not be able to use the foreign tax credit arising from any Canadian tax imposed on the disposition of a security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Passive Foreign Investment Company Considerations

Status as a PFIC

The rules governing PFICs can have adverse tax effects on U.S. Holders. We generally will be classified as a PFIC for U.S. federal income tax purposes if, for any taxable year, either: (1) 75% or more of our gross income consists of certain types of passive income, or (2) the average value (determined on a quarterly basis), of our assets that produce, or are held for the production of, passive income is 50% or more of the value of all of our assets.

For purposes of the PFIC provisions, “gross income” generally means sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Additionally, if we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns securities, we generally will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. Holder makes the “deemed sale election” described below.

We do not believe that we are currently a PFIC, and we do not anticipate becoming a PFIC in the foreseeable future. Notwithstanding the foregoing, the determination of whether we are a PFIC is made annually and depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (a) the market price of our common shares, which is likely to fluctuate, and (b) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction, including this offering. In light of the foregoing, no assurance can be provided that we are not currently a PFIC or that we will not become a PFIC in any future taxable year. Prospective investors should consult their own tax advisors regarding our potential PFIC status.

Under proposed Treasury Regulations, if the Company is a PFIC for any taxable year during which a U.S. Holder holds warrants, such warrant is considered to be PFIC stock subject to the PFIC default rules described below. Under the rules described below, the holding period for the Warrant Shares will begin on the date a U.S. Holder acquires the related warrant. This will impact the availability of the QEF election and mark-to-market election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for the Warrant Shares, common shares and pre-funded warrants under the PFIC rules and the applicable elections differently. Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the application of the PFIC rules to the warrants and the ability to make a QEF election or mark-to-market election with respect to such warrants.

U.S. Federal Income Tax Treatment of a Shareholder of a PFIC

If we are classified as a PFIC for any taxable year during which a U.S. Holder owns securities, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), generally will be subject to adverse rules (regardless of whether we continue to be classified as a PFIC) with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on its securities in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for its securities) and (ii) any gain realized on the sale or other disposition, including a pledge, of its securities.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we are classified as a PFIC will be taxed as ordinary income, (c) the amount allocated to each other taxable year during the U.S. Holder’s holding period in which we were classified as a PFIC (i) will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and (ii) will be subject to an interest charge at a statutory rate with respect to the resulting tax attributable to each such other taxable year, and (d) loss recognized on the disposition of the securities will not be deductible.

If we are classified as a PFIC, a U.S. Holder generally will be treated as owning a proportionate amount (by value) of stock or shares owned by us in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to any distributions we receive from, and dispositions we make of, the stock or shares of such subsidiaries. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If we are classified as a PFIC and then cease to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s common shares, pre-funded warrants, Warrant Shares or Pre-Funded Warrant Shares on the last day our taxable year during which we were a PFIC. A U.S. Holder that makes a deemed sale election with respect to such securities would then cease to be treated as owning stock in a PFIC by reason of ownership of our common shares, pre-funded warrants, Warrant Shares or Pre-Funded Warrant Shares. However, gain recognized as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized. No such election, however, may be made with respect to the warrants.

PFIC “Mark-to-Market” Election

In certain circumstances, a U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its common shares, Warrant Shares and Pre-Funded Warrant Shares, provided that such shares are “marketable.” The common shares, Warrant Shares and Pre-Funded Warrant Shares generally will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the common shares, Warrant Shares and Pre-Funded Warrant Shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our common shares (which includes Warrant Shares and Pre-Funded Warrant Shares) are listed on the Nasdaq, which is a qualified exchange for these purposes. Consequently, if our common shares, Warrant Shares and Pre-Funded Warrant Shares remain listed on the Nasdaq and are regularly traded, and you are a holder of common shares, Warrant Shares or Pre-Funded Warrant Shares, we expect the mark-to-market election would be available to you if we are a PFIC. There can be no assurance that the shares will be “regularly traded” in subsequent calendar quarters. You should consult your own tax advisor as to the whether a mark-to-market election is available or advisable with respect to the common shares, the Warrant Shares and the Pre-Funded Warrant Shares. A mark-to-market election will likely not be available with respect to the warrants and may not be available with respect to the pre-funded warrants.

Any mark-to-market election made by a U.S. Holder for the common shares or pre-funded warrants will also apply to such U.S. Holder’s Warrant Shares and Pre-Funded Warrant Shares. As a result, if a mark-to-market election has been made by a U.S. Holder with respect to its common shares, any Warrant Shares received will automatically be marked-to-market in the year of exercise. Because, under the proposed Treasury Regulations, a U.S. Holder’s holding period for Warrant Shares includes the period during which such U.S. Holder held the warrants, a U.S. Holder will be treated as making a mark-to-market Election with respect to its Warrant Shares after the beginning of such U.S. Holder’s holding period for the Warrant Shares unless the Warrant Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its securities. Consequently, the default PFIC rules described above generally will apply to the mark-to-market gain realized in the tax year in which Warrant Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year that we are a PFIC an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s common shares, pre-funded warrants, and any Warrant Shares or Pre-Funded Warrant Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in such securities. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its common shares, pre-funded warrants and any Warrant Shares or Pre-Funded Warrant Shares over the fair market value of such securities at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in its common shares, pre-funded warrants, Warrant Shares and Pre-Funded Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of such securities in a year in which we are a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of such securities will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If we are classified as a PFIC for any taxable year in which a U.S. Holder owns securities but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS, unless the securities cease to be marketable, in which case the election is automatically terminated.

A U.S. Holder makes a mark-to-market election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a mark-to-market election.

A mark-to-market election is not permitted for the shares of any of our subsidiaries that are also classified as PFICs. Prospective investors should consult their own tax advisors regarding the availability of, and the procedure for making, a mark-to-market election.

PFIC “QEF” Election

In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC consequences described above by obtaining certain information from such PFIC and by making a QEF election to be taxed currently on its share of the PFIC’s undistributed income. We do not, however, expect to provide the information regarding our income that would be necessary in order for a U.S. Holder to make a QEF election with respect to securities if we are classified as a PFIC.

PFIC Information Reporting Requirements

If we are a PFIC in any year, a U.S. Holder of securities in such year will be required to file an annual information return on IRS Form 8621 regarding distributions received on such securities and any gain realized on disposition of such securities. In addition, if we are a PFIC, a U.S. Holder generally will be required to file an annual information return with the IRS (also on IRS Form 8621, which PFIC shareholders are required to file with their U.S. federal income tax or information return) relating to their ownership of securities. This new filing requirement is in addition to the pre-existing reporting requirements described above that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect).

NO ASSURANCE CAN BE GIVEN THAT WE ARE NOT CURRENTLY A PFIC OR THAT WE WILL NOT BECOME A PFIC IN THE FUTURE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.

Reporting Requirements and Backup Withholding

Under U.S. federal income tax law and applicable Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless such U.S. Holder’s securities are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial.

Payments made within the United States or by a U.S. payor or U.S. middleman of (a) distributions on the securities, and (b) proceeds arising from the sale or other taxable disposition of securities generally may be subject to information reporting and backup withholding, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments may be exempt from the dividend withholding tax rules or otherwise eligible for a reduced withholding rate. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE DISCUSSION DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO YOU OF AN INVESTMENT IN THE SECURITIES.

CANADIAN TAX IMPLICATIONS FOR NON-CANADIAN HOLDERS

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, a unit consisting of one common share and one warrant or a unit consisting of one pre-funded warrant and one warrant, as the case may be, pursuant to this offering and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (Canada) (collectively, the “Canadian Tax Act”), (1) is not, and is not deemed to be, resident in Canada, (2) deals at arm’s length with the Company, (3) is not affiliated with the Company, (4) does not use or hold, and is not deemed to use or hold, common shares or warrants in a business carried on in Canada, (5) holds the common shares and warrants as capital property, and (6) has not entered into, with respect to the common shares or warrants, a “derivative forward agreement” (as defined in the Canadian Tax Act) (a “Non-Canadian Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Canadian Tax Act). For the purposes of this summary, unless otherwise indicated, references to common shares include common shares acquired pursuant to this offering and common shares acquired on the exercise of a warrant or pre-funded warrant acquired pursuant to this offering, and references to warrants include warrants and pre-funded warrants acquired pursuant to this offering.

This summary is based on the current provisions of the Canadian Tax Act, and an understanding of the current administrative policies of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act and the Canada-United States Tax Convention (1980), as amended (the “Canada-U.S. Tax Treaty”) publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular purchaser. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding, or disposition of the common shares or the acquisition, exercise, or disposition of the warrants must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends required to be included in the income of, and capital gains or capital losses realized by, a Non-Canadian Holder may be affected by fluctuations in the Canadian exchange rate.

Allocation of Cost

Non-Canadian Holders will be required to allocate on a reasonable basis their cost of each unit consisting of one common share and one warrant between the common share and the warrant or unit consisting of one pre-funded warrant and one warrant between the pre-funded warrant and the warrant, as the case may be, in order to determine their respective costs for purposes of the Canadian Tax Act. For its purposes, the Company intends to allocate $0.9998 of each unit consisting of one common share and two warrants, each to purchase one common share, to the common share, and $0.0001 to each warrant, and $0.9998 of each unit consisting of one pre-funded warrant and two warrants, each to purchase one common share, to the pre-funded warrant, and $0.0001 to each warrant. Although the Company believes that its allocation is reasonable, it is not binding on the CRA or a Non-Canadian Holder and the CRA may not agree with such allocation.

The adjusted cost base to a Non-Canadian Holder of each common share comprising a part of a unit consisting of one common share and one warrant acquired pursuant to this offering will be determined by averaging the cost of such common share with the adjusted cost base to such Non-Canadian Holder of all other common shares in the capital stock of the Company, if any, held by the Non-Canadian Holder as capital property immediately prior to the acquisition.

Exercise of Warrants

The exercise of a warrant acquired pursuant to this offering to acquire a common share will be deemed not to constitute a disposition of property for purposes of the Canadian Tax Act and consequently no gain or loss will be realized by a Non-Canadian Holder upon such an exercise. When a warrant is exercised, the Non-Canadian Holder’s cost of the common share acquired thereby will be the aggregate of the Non-Canadian Holder’s adjusted cost base of such warrant and the exercise price paid for the common share. The Non-Canadian Holder’s adjusted cost base of the common share so acquired will be determined by averaging such cost with the adjusted cost base (determined immediately before the acquisition of the common share) to the Non-Canadian Holder of all common shares in the capital stock of the Company, if any, held by the Non-Canadian Holder as capital property immediately prior to the acquisition.

Dividends

Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding tax to which the Non-Canadian Holder is entitled under any applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the common shares are considered to be paid to or derived by a Non-Canadian Holder that is a beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%.

Dispositions of Common Shares and Warrants

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a common share or warrant (as applicable), nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless the common share or warrant (as applicable) is “taxable Canadian property” to the Non-Canadian Holder for purposes of the Canadian Tax Act and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, a common share or warrant (as applicable) will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the common shares are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act), which currently includes the Nasdaq, unless at any particular time during the 60-month period that ends at that time: (i) one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length (for the purposes of the Canadian Tax Act), and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of the Company; and (ii) more than 50% of the fair market value of the common shares was derived, directly or indirectly, from one or any combination of (a) real or immoveable property situated in Canada, (b) “Canadian resource properties” (as defined in the Canadian Tax Act), (c) “timber resource properties” (as defined in the Canadian Tax Act), or (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing property, whether or not such property exists. Notwithstanding the foregoing, in certain circumstances set out in the Canadian Tax Act, common shares or warrants could be deemed to be “taxable Canadian property.” Non-Canadian Holders whose common shares or warrants may constitute “taxable Canadian property” should consult their own tax advisors.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, which we refer to herein as the placement agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated December 6, 2022. The placement agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We will enter into a securities purchase agreement directly with investors, at such investor’s option, in connection with this offering and may not sell the entire amount of securities offered pursuant to this prospectus. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the common shares, pre-funded warrants and warrants being offered pursuant to this prospectus on or about December 9, 2022 subject to the satisfaction of customary closing conditions. There is no minimum number of securities or amount of proceeds that is a condition to closing of this offering.

Fees and Expenses

The following table shows the per unit and total Placement Agent fees we will pay in connection with the sale of the securities in this offering.

	Per Unit(2)	Total
Public offering price	$1.00	$2,100,000
Placement agent fees(1)	$0.07	$147,000
Proceeds, before expenses, to us	$0.93	$1,953,000

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(1)      Does not include proceeds from the exercise of the warrants in cash, if any.

(2)      The public offering price and Placement Agent fee in respect of the units corresponds to (i) a public offering price per common share and/or pre-funded warrant of $0.98, and (ii) a public offering price per each warrant of $0.01.

We have agreed to pay to the placement agent a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds raised in this offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above.

We have also agreed to pay the placement agent’s expenses relating to this offering, including the placement agent’s reasonable out-of-pocket costs and expenses incident to the performance of its obligations under the placement agency agreement (including, without limitation, the reasonable fees and expenses of the placement agent’s outside legal counsel up to $125,000 in the aggregate, unless we have agreed in advance to reimburse such costs and expenses in excess of $125,000). We estimate that the total expenses of the offering payable by us, excluding the total placement agent fees, will be approximately $150,000.

Placement Agent Warrants

We have agreed to issue Placement Agent Warrants to the placement agent, upon the closing of this offering, which entitle it to purchase a number of common shares equal to 3.5% of the total number of securities sold to investors pursuant to this prospectus. The Placement Agent Warrants will have an exercise price of $1.25. The Placement Agent Warrants will be exercisable immediately upon issuance, at any time and from time to time, in whole or in part, during the five-year period commencing from the commencement of sales of this offering. The terms of the Placement Agent Warrants are substantially similar to the warrants being issued as part of this offering. The Placement Agent Warrants and the common shares underlying the Placement Agent Warrants are being registered hereby. The form of the Placement Agent Warrant is included as an exhibit to this registration statement of which this prospectus forms a part.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain holders of more than 10% of our voting securities, have agreed, without the prior written consent of the placement agent not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common shares, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our common shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common shares or securities convertible into or exercisable or exchangeable for common shares or any other securities of our company or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of, in the case of our company, 50 days, and in the case of our executive officers and directors, and certain holders of more than 10% of our voting securities, 90 days, from the closing of the offering.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(ii) of the Securities Act. and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 4 l 5(a)(4) under the Securities Act and Rule I 06-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•        may not engage in any stabilization activity in connection with our securities; and

•        may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against specified liabilities, including liabilities under the Securities Act and to contribute to payments the placement agent may be required to make in respect thereof.

Determination of Offering Price

The public offering price per unit and the exercise prices and other terms of the warrants and pre-funded warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our common shares prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the warrants and pre-funded warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Transfer Agent and Registrar

The U.S. transfer agent and registrar for our common shares is Computershare, Inc., located at 8742 Lucent Boulevard, Suite 300, Highlands Ranch, Colorado 80129. The telephone number of Computershare, Inc. at such address is (303) 262-0705.

Nasdaq Listing

Our common shares are listed on The Nasdaq Capital Market under the symbol “VS”. There is no established public trading market for the warrants or pre-funded warrants, and we do not expect such markets to develop. In addition, we do not intend to apply for a listing of the warrants or pre-funded warrants on any national securities exchange or any other trading system.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the placement agents or selling group members. The placement agent may agree to allocate a number of securities to the placement agent and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the placement agent and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Other Relationships

The placement agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees. The placement agent acted as the placement agent in connection with our previous offering consummated in July 2022, for which it has received customary fees and expenses.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of our common shares and certain other matters of Canadian law will be passed upon for us by Fasken Martineau DuMoulin, LLP, Vancouver, British Columbia. Certain matters of U.S. federal law will be passed upon for us by Pryor Cashman LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP, New York, New York with respect to U.S. law.

EXPERTS

Our audited consolidated financial statements as of and for the year ended December 31, 2021 incorporated by reference into this prospectus have been so included in reliance upon the report of Ramirez Jimenez International CPAs, independent registered public accountants, upon the authority of the said firm as experts in accounting and auditing.

Our audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 incorporated by reference into this prospectus have been so included in reliance upon the report of Davidson & Company LLP, independent registered public accountants, upon the authority of the said firm as experts in accounting and auditing.

EXPENSES

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the Securities registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimates:

Description	Amount
SEC Filing Fee	$1,789.94
FINRA Filing Fee	2,936.39
Printing Expenses	30,000.00
Accounting Fees and Expenses	50,000.00
Legal Fees and Expenses	60,000.00
Miscellaneous	5,273.67
Total	$150,000.00

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of British Columbia. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

The registration statement of which this prospectus is a part is available at the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 6701 Center Drive West, Suite 480, Los Angeles, CA 90045, Attention: Secretary or telephoning us at (310) 242-0228.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the SEC’s website referred to above. We also maintain a website at www.versussystems.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus and is deemed to be a part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•        Our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 1, 2022, as amended by Amendment No. 1 to our Annual Report on Form 20-F/A for the year ended December 31, 2021, filed with the SEC on August 23, 2022, and by Amendment No. 2 to our Annual Report on Form 20-F/A for the year ended December 31, 2021, filed with the SEC on September 9, 2022;

•        Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April 4, 2022, May 17, 2022, July 15, 2022, July 18, 2022, August 15, 2022, September 21, 2022; October 6, 2022; November 8, 2022; and November 14, 2022;

•        The description of our common shares contained in our Registration Statement on Form F-3 filed with the SEC on March 24, 2022 and any amendments thereto filed to update the description.

The documents incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus and the documents incorporated herein by reference.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus, to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Documents that we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Versus Systems Inc.
Attention: Corporate Secretary
6701 Center Drive West, Suite 480
Los Angeles, CA 90045
(310) 242-0228

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Up to 2,100,000 Units, Each Unit Consisting of One Common Share
or One Pre-Funded Warrant to Purchase One Common Share
and Two Warrants to Purchase One Common Share
(and common shares underlying such pre-funded warrants and warrants)

VERSUS SYSTEMS INC.

Roth Capital Partners

_________________

PROSPECTUS

_________________

December 6, 2022